EXHIBIT 10.6

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement"), dated as of August 31, 2010, given by Gulfstream International Group, Inc., a Delaware corporation (the “Borrower”), Gulfstream Connection, Inc., a Florida corporation, Gulfstream International Airlines, Inc., a Florida corporation, Gulfstream Training Academy, Inc., a Florida corporation, and GIA Holdings Corp., a Delaware corporation (each individually a "Debtor" and collectively, the "Debtors"), in favor SAH-VUL Strategic Partners I, LLC, a Florida limited liability company (the "Secured Party").

RECITALS

WHEREAS, the Borrower and the Secured Party are parties to that certain Securities Purchase Agreement dated August 27, 2010 (the “Purchase Agreement”) pursuant to which the Borrower authorized the sale to the Secured Party of securities consisting of a Secured Convertible Promissory Note in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) dated as of even date herewith (as amended, modified and/or supplemented from time to time, the “Note”) and a warrant to purchase up to 750,000 shares of the Borrower’s common stock;

WHEREAS, pursuant to the Purchase Agreement, the Secured Party or its designee(s) may, at its or their option purchase an additional Secured Convertible Promissory Note in the aggregate principal amount of up to $1,000,000 (as amended, modified and/or supplemented from time to time, the "Additional Note") and an additional warrant to purchase up to 500,000 shares of the Borrower’s common stock.

WHEREAS, it is a condition precedent to the Secured Party's making any loans or other financial accommodations to the Borrower under the Note or the Additional Note, as the case may be, that the Debtors execute and deliver to the Secured Party a security agreement in substantially the form hereof; and

WHEREAS, the Debtors have agreed to grant a security interest to the Secured Party as herein provided;

TERMS

NOW, THEREFORE, in consideration of the premises and the agreements, covenants, and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms used and not otherwise defined herein shall have the respective meanings as ascribed thereto in the Note or the Additional Note, as the case may be.  All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein.  However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9.  In addition, for the purposes hereof, the following terms shall have the following meanings:

1.1 "Collateral" has the meaning contained in Section 2 hereof.

1.2 "Default" means any event which, with the giving of notice or the passage of time, or both, would become an Event of Default under any of the Loan Documents.

1.3 "Event of Default" has the meaning ascribed thereto in the Note or the Additional Note, as the case may be.

1.4 “Existing Lien Holders” means Shelter Island Opportunity Fund, LLC and Taglich Brothers, Inc., as collateral agent on its own behalf and for the Purchasers listed on Exhibit A to the Taglich Debt Documents.

1.5 “Intercreditor Agreement” means the Waiver, Consent and Intercreditor Agreement, dated of even date herewith, among the Secured Party, the Debtors, and the Existing Lien Holders.

1.6 "Loan Documents" has the meaning ascribed to such term in the Note or the Additional Note, as the case may be.

1.7 “Permitted Liens” has the meaning ascribed thereto in the Note or the Additional Note, as the case may be.

1.8 “RACC Aircraft” means all of the twenty-one (21) B1900D turboprop aircraft leased by Raytheon Aircraft Credit Corporation (“RACC”).

1.9 “RACC Aircraft Components” means all engines, rotables, components, parts, accessories, manual, computer programs, permits and license relating to the RACC aircraft.

1.10 "Secured Obligations" means all liabilities and obligations of the Debtors to the Secured Party, however and whenever incurred or evidenced,  the obligations of Borrower and the other Debtors arising under the Note or the Additional Note, as the case may be, and the other Loan Documents, whether primary, secondary, direct, indirect, absolute, contingent, sole, joint, or several, arising prior to the date hereof or in connection herewith, or which may be hereafter contracted or acquired, or incurred directly or indirectly in respect thereof, and all extensions or renewals thereof and all sums payable under or by virtue thereof, whether principal, interest, or otherwise (including, without limitation, obligations that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a), including interest, fees, and other charges whether or not a claim is allowed for such obligations in any such bankruptcy proceedings; including costs and expenses, including costs of collection and attorneys’ fees incurred or paid by the Secured Party as more specifically described in the documents evidencing the Secured Obligations and herein.

1.11 “Services Agreement” means the services agreement, dated August 3, 2003, between Gulfstream International Airlines, Inc., a Florida corporation (“GIA”) and Gulfstream Air Charter, Inc., a Delaware corporation (successor to Gulfstream Air Charter, Inc., a Florida corporation), as amended on March 14, 2006.

1.12 "State" means the state of Florida, except to the extent that the laws of the state of the Debtor's jurisdiction of organization govern perfection, "State" means the laws of such jurisdiction.

1.13 “Taglich Debt Documents” has the meaning set forth in the Intercreditor Agreement.

2. Grant of Security Interest. Subject at all times to the provisions set forth in this Section 2, to secure the payment and performance in full of all of the Secured Obligations when due (including amounts that would become due but for the operation of the provisions of the Bankruptcy Code), each Debtor hereby grants to the Secured Party a lien and security interest in and pledges and assigns to the Secured Party the following properties, assets and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

(a) all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles), [including, without limitation, special collateral account number:______________; account name: ______________ ______________ or such other bank account(s) as may be designated by Debtor and Secured Party from time to time;]

(b) the Services Agreement, and all other rights, revenues, and assets directly or indirectly arising or related to aircraft travel between the United States and Cuba; and

(c) any and all rights, if any, to stock or equity ownership of GAC which the Assignor may receive or otherwise acquire pursuant to the Assigned Agreement or otherwise.

(d) Notwithstanding the provisions of Section 2(a) above, as used herein, the term “Collateral” shall not mean or include the RACC Aircraft or the RACC Aircraft Components currently leased by the Debtors if and to the extent any or all of such RACC Aircraft or RAAC Aircraft Components shall hereafter be acquired by any of the Debtors.

The Secured Party acknowledges that its rights with respect to the Collateral and the rights of the Existing Lien Holders in the Collateral are subject to the terms of the Intercreditor Agreement.

3. Authorization to File Financing Statements. Each Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto, including those that (a) indicate the Collateral (i) as all assets or all personal property of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of a greater or lesser scope or with greater or lesser detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organizational identification number issued to the Debtor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Each Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party's request.  Each Debtor also ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4. Other Actions. To further the attachment, perfection, and priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in the Collateral, and without limitation on each Debtor's other obligations in this Agreement, each Debtor agrees, in each case at the Debtor's expense, to take the following actions with respect to the following Collateral:

4.1 Commercial Tort Claims.  If a Debtor shall at any time hold or acquire a commercial tort claim, the Debtor shall immediately notify the Secured Party in a writing signed by the Debtor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

4.2 Other Actions as to Any and All Collateral. The Debtors further agree, at the request and option of the Secured Party, to take any and all other actions the Secured Party may determine to be necessary or useful for the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Debtor's signature thereon is required therefor, (b) causing the Secured Party's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (c) complying with any provision of any statute, regulation, or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection, or priority of, or ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents, and approvals in form and substance satisfactory to the Secured Party, including, without limitation, any consent of any licensor, lessor, or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5. Covenants Concerning the Debtor's Legal Status.  Each Debtor covenants with the Secured Party as follows: (a) without providing at least thirty (30) days prior written notice to the Secured Party, the Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Debtor does not have an organizational identification number and later obtains one, the Debtor shall forthwith notify the Secured Party of such organizational identification number, and (c) the Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

6. Representations and Warranties Concerning Agreement and Collateral, etc. Each Debtor further represents and warrants to the Secured Party as follows: (a) the Debtor has full right, power, and capacity to enter into this Agreement and perform its obligations hereunder, (b) this Agreement has been duly executed and delivered by the Debtor and constitutes the legal, valid, and binding obligation of the Debtor in accordance with its terms, (c) the Debtor is the owner of the Collateral, free from any right or claim or any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and Permitted Liens permitted by the Note or the Additional Note, as the case may be, (d) the Debtor has not entered into any agreement which would in any way restrict the security agreement or transfer of the Collateral or any interest therein, (e) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-102(a)(34) of the Uniform Commercial Code of the State, (f) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (g) the Debtor holds no commercial tort claim, and (h) the Debtor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

7. Covenants Concerning Collateral, etc. Each Debtor further covenants with the Secured Party as follows: (a) except for the security interest herein granted and Permitted Liens permitted by the Note or the Additional Note, as the case may be, the Debtor shall be the owner of  the Collateral free from any right or claim of any other person, lien, security interest or other encumbrance, and the Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (b) the Debtor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person, other than the Secured Party except for liens permitted by the Note or the Additional Note, as the case may be, (c) the Debtor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (d) the Debtor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, (e) the Debtor will pay promptly when due all taxes, assessments, governmental and other charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, (f) the Debtor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (g) the Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein.

8. Insurance.

8.1 Maintenance of Insurance. Each Debtor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.  Such insurance shall be in such minimum amounts that the Debtor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party.  Without limiting the foregoing, each Debtor will (i) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers' compensation or similar insurance as may be required by law, and (iii) maintain, in amounts equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Debtor; business interruption insurance; and product liability insurance.

8.2 Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing be disbursed to the Debtor for direct application by the Debtor solely to the repair or replacement of the Debtor's property so damaged or destroyed, and (ii) in all other circumstances, be held by the Secured Party as cash collateral for the Secured Obligations.  The Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by the Debtor solely to the repair or replacement of the Debtor's property so damaged or destroyed, or the Secured Party may apply all or any part of such proceeds to the Secured Obligations.

8.3 Continuation of Insurance. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Secured Party.  In the event of failure by any Debtor to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Debtor.  The Debtor shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

9. Collateral Protection Expenses; Preservation of Collateral.

9.1 Expenses Incurred by the Secured Party. In the Secured Party's discretion, if any Debtor fails to do so, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto, and pay any necessary filing fees or insurance premiums.  Each Debtor agrees to reimburse the Secured Party on demand for all expenditures so made, with interest at the rate of interest for overdue principal contained in the Secured Obligations, and such reimbursement obligations shall be included in the Secured Obligations until paid.  The Secured Party shall have no obligation to any Debtor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Default or Event of Default.

9.2 The Secured Party's Secured Obligations and Duties. Anything herein to the contrary notwithstanding, each Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder.  The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times.  The Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

10. Securities and Deposits. The Secured Party may at any time following a Default or Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Secured Obligations.  Whether or not any Secured Obligations are due, the Secured Party may following a Default or Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral.  Regardless of the adequacy of Collateral or any other security for the Secured Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Debtor may at any time be applied to or set off against any of the Secured Obligations then due and owing.

11. Notification to Account Debtors and Other Persons Obligated on Collateral.

(a) If a Default or an Event of Default shall have occurred, each Debtor shall, at the request and option of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument, or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party's agent therefor, and the Secured Party may itself, if a Default or an Event of Default shall have occurred, without notice to or demand upon the Debtor, so notify account debtors and other persons obligated on Collateral;

(b) After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments, and other Collateral received by the Debtor as trustee for the Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments; and

(c)  The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments, and other Collateral received by the Secured Party to the Secured Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

12. Power of Attorney.

12.1 Appointment and Powers of the Secured Party. Each Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Debtor or in the Secured Party's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:

(a) Upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to, or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as the Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local, or other agencies or authorities with respect to trademarks, copyrights, and patentable inventions and processes, (ii) upon written notice to the Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (iii) the execution, delivery, and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments, or other instruments of conveyance or transfer with respect to such Collateral; and

(b) To the extent that the Debtor's authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without the Debtor's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Debtor's name such financing statements and amendments thereto and continuation statements which may require the Debtor's signature.

12.2 Ratification by the Debtor. To the extent permitted by law, each Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and is irrevocable.

12.3 No Duty on the Secured Party.  The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees, or agents shall be responsible to any Debtor for any act or failure to act, except for the Secured Party's own gross negligence or willful misconduct.

13. Rights and Remedies.  If an Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Debtor have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom.  The Secured Party may in its discretion require the Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Debtor's principal office(s) or at such other locations as the Secured Party may reasonably designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtor at least five business days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  The Debtor hereby acknowledges that five business days' prior written notice of such sale or sales shall be reasonable notice.  In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

14. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, each Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection, or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral.  Each Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party's duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in the Secured Party's exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section.  Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

15. Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

16. Costs and Expenses; Proceeds of Dispositions.

16.1 Costs and Expenses. Each Debtor agrees to pay or reimburse the Secured Party for all of its costs and expenses incurred in connection with the grant and perfection of the security interest granted herein, and the administration, supervision, collection, or enforcement of or preservation of any rights under, this Agreement, including, without limitation, the fees and disbursements of counsel for the Secured Party, including attorneys’ fees out of court, in trial, on appeal, in bankruptcy proceedings, or otherwise.  Any such amount, if unpaid, shall constitute an obligation secured hereby, and shall bear interest, whether before or after judgment, at the rate of interest for overdue principal set forth in the Note or the Additional Note, as the case may be.

16.2 Proceeds of Dispositions. After deducting all of said costs and expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Secured Obligations in such order or preference as the Secured Party may determine in such order or preference as is provided in the Note or the Additional Note, as the case may be.  Upon the final payment and satisfaction in full of all of the Secured Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Debtor.  In the absence of final payment and satisfaction in full of all of the Secured Obligations, the Debtor shall remain liable for any deficiency.

17. Setoff.  Each Debtor hereby grants to the Secured Party a continuing lien and security interest for the Secured Obligations upon any and all monies, securities, and other property of the Debtor and the proceeds thereof, now or hereafter held or received by or in transit to, the Secured Party from or for the Debtor, and also upon any and all deposits (general or special) and credits of the Debtor, if any, at the Secured Party, at any time existing (also, the Collateral).  Upon the occurrence of an Event of Default, the Secured Party is hereby authorized at any time and from time to time, without notice to the Debtor, to set off, appropriate, and apply any or all items hereinabove referred to against the Secured Obligations, pursuant to such continuing lien.

18. Notices. Unless otherwise expressly agreed herein, all notices, requests, and demands to or upon the parties to this Agreement shall be deemed to have been given or made when a record of such has been delivered by hand or by courier service, when provided to a nationally recognized overnight delivery service for overnight delivery, when transmitted to a receiving telecopier, or three days after deposit in the mail, postage prepaid by registered or certified mail, return receipt requested, addressed as stated beneath the signatures of the respective parties to this Agreement or to such other address as may be hereafter designated in writing by one party to the other.

19. Miscellaneous.

19.1 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State, excluding those laws relating to the resolution of conflicts between laws of different jurisdictions.

19.2 Jurisdiction; Venue; Service of Process. In any litigation in connection with or to enforce this Agreement, each Debtor irrevocably consents to and confers personal jurisdiction on the courts of the State or the United States courts located within the State, expressly waives any objections as to venue in any of such courts, and agrees that service of process may be made on the Debtor by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to its address set forth herein (or otherwise expressly provided in writing).  Nothing contained herein shall, however, prevent the Secured Party from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

19.3 Illegality, etc. In the event that any one or more of the provisions of this Agreement is determined to be invalid, illegal, or unenforceable in any respect as to one or more of the parties, all remaining provisions nevertheless shall remain effective and binding on the parties thereto and the validity, legality, and enforceability thereof shall not be affected or impaired thereby.  If any such provision is held to be illegal, invalid, or unenforceable, there will be deemed added in lieu thereof a provision as similar in terms to such provision as is possible, that is legal, valid, and enforceable.  To the extent permitted by applicable law, each Debtor hereby waives any law that renders any such provision invalid, illegal, or unenforceable in any respect.

19.4 Execution. Any party executing this Agreement shall be bound by the terms hereby without regard to execution by any other party and the failure of any party to execute this Agreement shall not release or otherwise affect the obligations of the party or parties who do sign this Agreement.

19.5 Action of the Secured Party. No action which the Secured Party may take or refrain from taking with respect to the Secured Obligations, any note or notes representing the same, any collateral therefor, or any agreement or agreements (including guaranties), in connection therewith, shall affect this Agreement or the obligations of any Debtor hereunder.

19.6 No Waiver.  No delay or omission by the Secured Party in exercising any right or remedy under this Agreement or otherwise afforded by law or equity shall operate as a waiver of that right or remedy or of any other right or remedy and no single or partial exercise of any right or remedy shall preclude any other or further exercise of that or any other right or remedy.

19.7 Cumulative Rights. All rights and remedies of the Secured Party hereunder and under any other Loan Documents are cumulative, and are not exclusive of any rights or remedies provided by law or in equity, and may be pursued singularly, successively, or together, and may be exercised as often as the occasion therefor shall arise.  The warranties, representations, covenants, and agreements made herein and therein shall be cumulative, except in the case of irreconcilable inconsistency, in which case the provisions of the Note or the Additional Note, as the case may be, shall control.

19.8 Amendments. This Agreement may not be modified or amended nor shall any provision of it be waived except by a written instrument signed by the party against whom such action is to be enforced.

19.9 Headings. The headings preceding the text of sections of this Agreement have been included solely for convenience of reference and shall neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect.

19.10 Time of Essence. Time is of the essence in the performance of this Agreement and the Secured Obligations.

19.11 Successors and Assigns.This Agreement shall be binding upon and inure to the benefit of the Secured Party, its successors and assigns, and shall be binding upon each Debtor and its respective heirs, legal representatives, successors, and assigns and shall bind all persons who become bound as a Debtor to this Agreement; provided, however, that no rights of any Debtor hereunder shall be assigned without the prior written consent of the Secured Party.

19.12 Future Assurances. Each Debtor agrees to execute any further documents and to take any further actions reasonably requested by the Secured Party to evidence or perfect the security interest granted herein, to maintain the priority of the security interests, or to effectuate the rights granted to the Secured Party herein.

19.13 Hypothecation. Secured Party may at any time and from time to time (whether before or after revocation or termination of this Agreement) without notice to Debtor, without incurring responsibility to Debtor, without impairing, releasing, or otherwise affecting the obligations of Debtor in whole or in part and without the endorsement or execution by Debtor of any additional consent, waiver, or agreement:  (a) change the manner, place, or terms of payment of, change, extend the time of, renew, or alter, any of the Secured Obligations or any installments thereof, or any other security therefor or any guaranty thereof, if the obligor of the Secured Obligations and Debtor are not the same person, or loan additional monies or extend additional credit to Borrower, jointly, individually, or with other persons, with or without security, thereby creating new liabilities the payment of which shall be secured hereby, and the collateral herein provided shall secure the Secured Obligations to the extent so changed, extended, renewed, increased, or otherwise altered; (b) sell, exchange, release, surrender, realize upon, or otherwise deal with in any manner and in any order any guaranties or any property at any time pledged or mortgaged to secure the Secured Obligations and any offset thereagainst; (c) take and hold additional security or guaranties for the Secured Obligations; (d) exercise or refrain from exercising any rights against Borrower or others (including Debtor) or act or refrain from acting in any other manner; (e) settle or compromise any of the Secured Obligations or any security or guaranty therefor and may subordinate the payment of all or any part thereof to the payment of any of the Secured Obligations (whether or not due) of Borrower to creditors of another Borrower other than Secured Party and Debtor; and (f) apply any sums from any sources to any of the Secured Obligations, or any portion thereof, or in any order, without regard to any Secured Obligations remaining unpaid.  No invalidity, irregularity, or unenforceability of all or any part of the Secured Obligations or insufficiency, invalidity, irregularity, or unenforceability of any security or guaranty therefor shall affect, impair, or be a defense to the assignment, pledge, grant of a security interest, or mortgage contained herein.  Debtor waives any duty on Secured Party’s part (should such duty exist) to disclose to Debtor any matter, fact, or thing related to the business operations or condition (financial or otherwise) of another Borrower or its affiliates or property, whether now or hereafter known by Secured Party.  Secured Party shall have no duty to disclose to Debtor the difference, if any, between the terms which were initially proposed for any Secured Obligation and which were presumably disclosed to, or known by Debtor, and the actual terms of the Secured Obligations, as executed, including but not limited to the existence or amount of guaranties or security therefor.  Debtor agrees that any lack of knowledge of Debtor as to such matters will not impair, release, or otherwise affect the obligations of Debtor under this Agreement.  Any and all claims of Debtor against another Debtor or any of its property, whether through subrogation to the rights of Secured Party hereunder or otherwise is hereby waived

IN WITNESS WHEREOF, intending to be legally bound, each Debtor has caused this Agreement to be duly executed as of the date first above written.

DEBTORS:

GULFSTREAM INTERNATIONAL GROUP, INC., a Delaware corporation

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

GULFSTREAM CONNECTION, INC., a Florida corporation

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

GULFSTREAM INTERNATIONAL AIRLINES, INC., a Florida corporation

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

GULFSTREAM TRAINING ACADEMY, INC., a Florida corporation

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

GIA HOLDINGS CORP., a Delaware corporation

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

ACCEPTED:

SAH-VUL STRATEGIC PARTNERS I, LLC, a Florida limited liability company,

By:	/s/ William J. Caragol
Name: William J. Caragol
Title: Manager